UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2018, the Board of Directors of Western New England Bancorp, Inc. (the “Company”) granted long-term incentive awards of restricted stock to its named executive officers which will vest over three years. These awards were made under the Company’s 2014 Omnibus Incentive Plan filed on Form 8-K with the Securities and Exchange Commission on May 19, 2014, and incorporated herein by reference (the “Plan”).

James C. Hagan, President and Chief Executive Officer, Allen J. Miles, III, Executive Vice President and Chief Lending Officer, Guida Sajdak, Executive Vice President, Chief Financial Officer and Treasurer, Gerald P. Ciejka, Senior Vice President, General Counsel and Human Resource Director, Louis O. Gorman, Senior Vice President, Credit Administration and Chief Credit Officer and Leo R. Sagan, Jr., Senior Vice President and Chief Risk Officer received grants of restricted stock to be earned over three years subject to the terms of a Long-Term Incentive and Retention Equity Award Agreement (the “Award Agreement”). The program design consists of 50 percent time-based restricted stock and 50 percent performance-based restricted stock. Specifically, Mr. Hagan received an award of 12,760 shares of restricted stock, Mr. Miles received an award of 4,955 shares of restricted stock, Ms. Sajdak and Mr. Ciejka each received an award of 4,128 shares of restricted stock, Mr. Gorman received an award of 3,405 shares of restricted stock and Mr. Sagan received an award of 3,610 shares of restricted (which, with respect to the portion of each award subject to performance based vesting, represents the number of shares that would be earned based on target level of achievement).

The time-based restricted stock will vest in three substantially equal annual installments commencing on December 31, 2018. The grant of performance-based restricted stock is divided into three equal tranches, each of which is earned based on the Company’s performance over the one-year, two-year and three-year periods commencing on January 1, 2018. The Company’s performance is measured against return on equity (“ROE”) goals set by the Compensation Committee of the Board (“Compensation Committee”) at threshold, target and maximum levels for which 50% to 150% of the target number of shares may be earned (with payout for performance between threshold and target ROE and between target and maximum ROE interpolated). After the final performance period, which ends on December 31, 2020, and no later than March 15, 2021, the Compensation Committee will distribute the number of shares of restricted stock earned based upon the Company’s attainment of the ROE goals in each of the aforementioned three periods.

This description of the long-term restricted stock awards is qualified in its entirety by reference to the Award Agreement, a form of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Long-Term Incentive and Retention Equity Award Agreement dated January 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

By:	/s/ Guida R. Sajdak
Guida R. Sajdak
Chief Financial Officer

Dated: February 5, 2018